UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110
Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2022, Inovio Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2022. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Resignation of J. Joseph Kim as President, Chief Executive Officer and Director

On May 9, 2022, J. Joseph Kim, President and Chief Executive Officer of the Company, resigned from those positions and also resigned as a member of the Company’s Board of Directors (the “Board”), in each case effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which is expected to occur on May 10, 2022 (such filing date, the “Separation Date”). Dr. Kim will no longer stand for re-election at the Company’s 2022 annual meeting of stockholders to be held on May 16, 2022.

(c)(e)    Appointment of Jacqueline E. Shea as President and Chief Executive Officer

On May 10, 2022, the Board appointed Dr. Jacqueline Shea, currently the Company’s Chief Operating Officer, to serve as the Company’s President and Chief Executive Officer, effective upon the effectiveness of Dr. Kim’s resignation from those roles. Biographical information about Dr. Shea is contained in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on March 25, 2022 and is incorporated herein by reference.

There are no related party transactions between Dr. Shea and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Dr. Shea and any of the Company’s directors or other executive officers.

In connection with Dr. Shea’s appointment as President and Chief Executive Officer, on May 10, 2022, the Board approved, at the recommendation of the Compensation Committee of the Board, an increase in her base salary from $495,000 to $700,000, a one-time promotion bonus of $100,000 and an increase in her target bonus opportunity from 50% of her current annual base salary to 60% of her increased base salary.

In addition, on May 10, 2022, the Board approved the grant to Dr. Shea of equity awards as follows: (a) a stock option to purchase 309,400 shares, which will vest in four equal installments, with 25% vesting immediately on the grant date and 25% vesting on each anniversary of the grant date thereafter, and (b) a restricted stock unit for 198,000 shares, which will vest over three years in three equal installments beginning on the first anniversary of the grant date, subject in each case to Dr. Shea’s continued service through the applicable vesting date. The stock option grant will have an exercise price equal to the closing price of the Company’s common stock on the grant date.

Each award described above is subject to the terms and conditions of the award agreements pursuant to which they are granted. Dr. Shea will remain eligible for additional future equity awards as may be determined by the Board, or a committee thereof, in accordance with the Company’s equity incentive plans.

(e)    Separation Agreement with J. Joseph Kim

On May 10, 2022, Dr. Kim and the Company entered into a Separation Agreement (the “Separation Agreement”) that is materially consistent with, but supersedes, Dr. Kim’s employment agreement with the Company, which was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the Securities and Exchange Commission on March 1, 2022. The Separation Agreement provides that Dr. Kim will receive, subject to him executing a general release of claims in favor of the Company and not revoking the agreement within the period provided by law to do so (the end of such period, the “Effective Date”), the following separation payments and benefits: (i) cash severance of $1,491,074, representing 24 months of his base salary in effect as of the Separation Date, subject to standard deductions and withholdings, payable in a lump sum within 10 days after November 11, 2022; (ii) additional cash severance of $939,074, subject to standard deductions and withholdings, payable in a lump sum within 10 days after November 11, 2022; (iii) a COBRA subsidy payment of $93,913.70, paid in installments over the 24-month period following the Separation Date, provided that the first payment will be made within 10 days after November 11, 2022, which will be inclusive of installments otherwise payable prior to that date. The COBRA subsidy payment equals the gross amount of 24 months of payments for premiums under Company’s health plans for Dr. Kim and his dependents, grossed up by 45% to offset the payroll taxes and withholdings to be deducted.

Under the terms of the equity award agreements for Dr. Kim’s outstanding RSUs, as of the Separation Date, the RSUs will become fully vested. As soon as practicable, but no later than June 9, 2022, one-half of the RSUs will be settled in shares of Company’s common stock, and one-half will be settled in cash, based on the fair market value of the Company’s common stock on the date of settlement.

Under the terms of the Separation Agreement, the Company has agreed to retain Dr. Kim as a non-employee advisor to the Company through May 10, 2025 (the “Advisory Period”). Dr. Kim has agreed to provide services for up to five hours per week for the first six months of the Advisory Period, with a de minimis time commitment thereafter. In exchange for the advisory services, the Company has agreed to pay Dr. Kim a $15,000 monthly retainer for the first six months of the Advisory Period, then a $5,000 monthly retainer for the second six months of the Advisory Period and a $25,000 annual retainer for the last two years of the Advisory Period. Dr. Kim’s outstanding stock options will continue to vest during the Advisory Period, and the Company has agreed to extend the exercise period of Dr. Kim’s vested stock options so that they remain exercisable until five years after the Separation Date or, if earlier, the original expiration date of the vested options.

In addition to the foregoing benefits, for one year from the Separation Date, Dr. Kim will have continued access to an executive coach at the Company’s expense. The Company will also reimburse Dr. Kim for up to $15,000 in legal expenses incurred in connection with the negotiation of the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 7.01.	Regulation FD Disclosure.

On May 10, 2022, the Company issued a press release announcing the management transition. A copy of this press release is furnished herewith as Exhibit 99.2 to this Current Report. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press Release, dated May 10, 2022, “INOVIO Reports First Quarter 2022 Financial Results and Program Developments.”

99.2	Press Release, dated May 10, 2022, “INOVIO Announces the Appointment of Jacqueline Shea, Ph.D., as Chief Executive Officer.”

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: May 10, 2022	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer